Exhibit 10.3

Execution Version

JOINDER to

letter agreement

This Joinder to Letter Agreement (this “Joinder”) is made this 6th day of February, 2024, by the undersigned, in respect of that certain Letter Agreement (the “Letter Agreement”), a copy of which is attached hereto as Exhibit A, dated as of December 14, 2021, by and among EVe Mobility Acquisition Corp (the “Company”), EVe Mobility Sponsor LLC, a Cayman Islands limited liability company and each of the other persons set forth on the signature pages thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS:

WHEREAS, the Company desires to appoint the Jesvin Kaur as an officer of the Company and the undersigned has accepted such offer and agrees to be bound by the binding provisions of the Letter Agreement.

NOW, THEREFORE, for and in good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees as follows:

1. the undersigned hereby agrees to be bound by the terms and conditions of the Letter Agreement as a party thereunder.

2. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, this Joinder has been executed and delivered by the undersigned as of the date set forth above.

/s/ Jesvin Kaur
Name:	Jesvin Kaur

Acknowledged and Agreed:

EVE MOBILITY ACQUISITION CORP

By:	/s/ Maximilian A. Staedtler
Name:	Maximilian A. Staedtler
Title:	Chief Executive Officer

[Signature Page to Joinder to Letter Agreement]

EXHIBIT A

Letter Agreement

(attached)